Exhibit 4.1

NINTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS NINTH AMENDMENT TO THE AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of January 15, 2010 (“Effective Date”), by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., FIRST STATE BANK OF NORTHWEST ARKANSAS, ENTERPRISE BANK & TRUST, ARVEST BANK, CITIZENS BANK AND TRUST COMPANY, ONE BANK, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.           Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, February 24, 2006, April 28, 2006, December 31, 2006, May 16, 2008, December 15, 2008, and February 28, 2009 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks currently a party thereto, and Agent, pursuant to which a $41,500,000 Revolving Line of Credit ("RLOC") exists in favor of Borrower.

B.           Borrower, Agent and Banks a party hereto have agreed that certain modifications shall be made to the Colonial Credit Agreement.  Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, Agent, Banks and Borrower agree to the following.

1. Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1
The Credit Agreement is hereby amended to evidence that as of the Effective Date, the term “Bank” shall now additionally include One Bank, and One Bank shall, as of the Effective Date, be bound by the terms and conditions of the Credit Agreement and be entitled to all rights and benefits as a Bank under the Credit Agreement as though One Bank was an original party hereto, provided, however, that One Bank shall not be entitled to receive payments of principal, interest or any proportionate amount of fees accrued or paid by Borrower under the Credit Agreement prior to the Effective Date.

1.2	In Section 1.01, (Defined Terms) “Borrowing Base” is hereby deleted and replaced with the following:

“’Borrowing Base” means, as of the date of determination, the remainder of (a) the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding, minus (b) $10,000,000 plus the outstanding balance of the $10,000,000 Promissory Note payable by America’s Car Mart, Inc. and Texas Car-Mart, Inc. to Bank of Oklahoma plus $2,100,000 related to an interest rate swap obligation with Bank of Arkansas, plus $1,500,000.00 related to purchasing card arrangement with Commerce Bank or any other Bank.”

1.3           In Section 1.01, the defined term “Obligations” is hereby deleted and replaced with the following:

“’Obligations’ means, collectively (i) all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Bank arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Bank in the Borrower’s debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents, (ii) all Rate Management Obligations owing to one or more Banks, and (iii) obligations due and owing to any Bank arising out of or in connection with any purchasing card arrangements.”

1.4.           In Section 1.01 (Defined Terms), the term "Termination Date" is amended to evidence that the Termination Date shall now mean and read April 30, 2011.

1.5.           Section 2.17 (Audit Fees) is amended as follows:

The amount “17,500” shall now mean and read “$25,000”.

1.6.           Section 2.20 (Facility Fee) is amended as follows:

The amount "twelve and one half basis points (12.50 basis points)” shall now mean and read fifteen basis points (15 basis points)"

1.7.           Section 10.02 (Notices) is hereby amended to the extent that the notice addresses set forth therein shall now be replaced with the address and other contact information set forth on the respective signature pages attached to this Amendment.

1.8           Section 7.03 (minimum Tangible Net Worth) is amended to read as follows:

“Section 7.03.  Minimum Tangible Net Worth.  At all time, calculated as of the last day of each month, maintain a minimum Adjusted Tangible Net Worth as of the last day of each fiscal quarter equal to or greater than the sum of: (i) the greater of (A.) eighty-five percent (85%) of the Adjusted Tangible Net Worth as of October 31, 2009, or (B.) $128,000,000 plus (ii) seventy-five percent (75%) of positive quarterly Net Income and (ii) one hundred percent (100%) of any subsequent equity issuances.”

1.9           Section 8.01 (Events of Default) is amended to read as follows:

Paragraph (11).  The percentage “35%” shall now mean and read “37%”.

2. Conditions Precedent.  The obligations of Agent and each Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.          Borrower shall execute and deliver to Agent this Amendment and the Promissory Notes as follows:

2.1.1.	$10,000,000 Promissory Note to Bank of Arkansas, N.A. attached hereto as Schedule "2.1.1";

2.1.2.	$12,000,000 Promissory Note to Commerce Bank, attached hereto as Schedule "2.1.2";

2.1.3.	$2,000,000 Promissory Note to Enterprise Bank & Trust, attached hereto as Schedule "2.1.3";

2.1.4.	$1,500,000 Promissory Note to First State Bank of Northwest Arkansas, attached hereto as Schedule "2.1.4";

2.1.5.	$7,000,000 Promissory Note to Arvest Bank, attached hereto as Schedule "2.1.5";

2.1.6.	$7,000,000 Promissory Note to Citizens Bank and Trust Company, attached hereto as Schedule "2.1.6";

2.1.7.	$2,000,000 Promissory Note to One Bank, attached hereto as Schedule "2.1.7"; and

2.1.8.	Any other instruments, documents and agreements required by Agent and Banks.

2.1.9.	Payment of a $41,500 upfront non-refundable fee.

2.2.           Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.4.           No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3. Representations and Warranties.  Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4. Ratification.  Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and further confirms that no Default exists thereunder.

5. Ratification of Security Agreements.  Borrower and each Guarantor hereby (i) ratifies and confirms its respective Security Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations secured thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

6. Ratification of Guaranties.  Each Guarantor hereby (i) ratifies and confirms its respective Guaranty Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations guaranteed thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

7. Ratification of Subordination Agreements.  ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement dated June 23, 2005, and confirms that it remains in full force and effect and, further, acknowledges and agrees that the Superior Obligations (as defined therein) shall include all Rate Management Obligations of Borrower, as defined herein.

8. Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9. Release of Lender.  The Borrower hereby releases Agent and each of the Banks from any and all claims, known or unknown, which may have arisen out of or in connection with the Colonial Credit Agreement on or prior to the Effective Date.

10. Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11. Costs, Expenses and Fees.  Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By \s\ William H. Henderson William H. Henderson, President

“GUARANTORS” and “SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By \s\ Jeffrey A. Williams Jeffrey A. Williams, Vice President

AMERICA’S CAR MART, INC., an Arkansas corporation

By \s\ Jeffrey A. Williams Jeffrey A. Williams, Vice President

STATE OF ARKANSAS                                                    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                       )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named JEFFREY A.  WILLIAMS, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of AMERICA’S CAR MART, INC., an Arkansas corporation, TEXAS CAR-MART, INC., a Texas corporation, and AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc., and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of February, 2010.

\s\  Joyce Guest
Notary Public
My commission expires:

10/22/2010
(S E A L)

STATE OF ARKANSAS                                                    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF BENTON                                                       )

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named William H. Henderson, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of COLONIAL AUTO FINANCE, INC.,  an Arkansas corporation, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of February, 2010.

\s\  Joyce Guest
Notary Public
My commission expires:

10/22/2010
(S E A L)

“BANKS”

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$10,000,000
Principal Office and Lending Office:	By: \s\ Jeffrey R. Dunn
P.O. Box 1407	Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bankofarkansas.com

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment:	COMMERCE BANK, N.A.
$12,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO 64106
Attention: David Emley
E-mail:	\s\ David Emley
David Emley, Vice President
Regional Banking

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment:	ENTERPRISE BANK & TRUST
$2,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS 66213	\s\ Paul Tymosko
Attention: Paul Tymosko	Paul Tymosko,
Senior Vice President

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST
$1,500,000	ARKANSAS

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	\s\ Curtis Hutchins
Attn: Curtis Hutchins	Curtis Hutchins,
E-mail: chutchins@fsbnwa.com	President/Chief Executive Officer

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment	ARVEST BANK
$7,000,000

Principal Office and Lending Office:
502 S. Main
Tulsa, Oklahoma 74103	\s\ Kevin Lackner
Attn: Kevin Lackner	Kevin Lackner
klackner@arvest.com	Senior Vice President

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment:	Citizens Bank and Trust Company
$7,000,000

Principal Office and Lending Office:
7280 NW 87th Terrace, Suite 300
Kansas City, MO 64153	\s\ Frank Schockey
Attn: Frank Schockey	Frank Schockey
Email:	Senior Vice President

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Revolving Credit Commitment:	One Bank
$2,000,000
Principal Office and Lending Office:
300 west Capital Ave/P.O. Box 34113
Little Rock, AR 72203	\s\ Michael Heald
Attn: Michael Heald	Michael Heald
E-mail: mheald@onebank.com	Senior Executive Vice President

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

“AGENT”

BANK OF ARKANSAS, N.A.
\s\ Jeffrey R. Dunn
Jeffrey R. Dunn, President & CEO

[Signature Page to Ninth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 15, 2010]

Schedule "2.1.1."

($10,000,000 Promissory Note to Bank of Arkansas, N.A.)

Schedule "2.1.2."

($12,000,000 Promissory Note to Commerce Bank)

Schedule "2.1.3."

($2,000,000 Promissory Note to Enterprise Bank & Trust)

Schedule "2.1.4."

($1,500,000 Promissory Note to First State Bank of Northwest Arkansas)

Schedule "2.1.5."

($7,000,000 Promissory Note to Arvest Bank)

Schedule "2.1.6."

($7,000,000 Promissory Note to Citizens Bank and Trust Company)

Schedule "2.1.7"

($7,000,000 Promissory Note to One Bank)